FOMO CORP.

Summary Capitalization

Share Structure:	#	Strike	CSEs	Comment

Common shares	2,152,723,775	-	2,152,723,775	Sept. 10-Q
Pref A	3,000,000	20-1	60,000,000	“
Pref B	525,000	1000-1	525,000,000	“
Pref C	1,000,000	1-1	1,000,000	“
Warrants	30,000,000	0.0010	-	Advisory Board
“	10,000,000	0.0005	-	EDGE Fibernet

Total	2,197,248,775		2,738,723,775

Summary Balance Sheet (in 000):

Cash and cash equivalents	$10,083
Assets held for sale	306,220
Current assets	316,303

Current liabilities	849,626			excludes derivative liability

Total LT debt and other	$849,626

Enterprise Value (EV):

Share price:	$0.0002

Diluted market cap.	$547,745
plus negative working capital	533,323
less cash from options	-
Diluted EV:	$1,081,068

Adjusted EV:

Share price:	$0.0001

Diluted market cap.
Diluted shares	$273,872
plus convertible debentures	613,656			assumes debentures converted worst case .0001 stock price
plus negative working capital	226,495
less cash from options	-
Diluted EV:	$1,114,023